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                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION
                                       OF
                                MVE PACIFIC, INC.

          To form a corporation pursuant to the Delaware General Corporation Law, the undersigned hereby certifies as follows:

                                   ARTICLE 1.

          The name of this corporation is MVE Pacific, Inc.

                                   ARTICLE 2.

          The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE 3.

          The registered office of this corporation in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware and the name of its registered agent is The Corporation Trust Company.

                                   ARTICLE 4.

          The total number of shares of stock which this corporation is authorized to issue to 3,000 shares, par value $.01 per share, all of which shares are designated as Common Stock.

                                   ARTICLE 5.

          In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

                                   ARTICLE 6.

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which

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involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article.

          If the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

          Any repeal or modification of the foregoing provisions of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE 7.

          The name and mailing address of the incorporator is: Gary K, Hall, 220 South Sixth Street, Minneapolis, Minnesota 55402.


Dated: November 29, 1995                /s/ Gary K. Hall
                                        ----------------------------------------
                                        Gary K. Hall


                                        2

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                MVE PACIFIC, INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is MVE Pacific, Inc.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE 1

               The name of the corporation is Chart Pacific Inc."

          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          The effective time of the amendment herein certified shall be December 31, 1999.

Signed on December 27, 1999


                                        /s/ John T. Romain
                                        ----------------------------------------
                                        John T. Romain, Assistant Secretary
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               CHART PACIFIC INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Chart Pacific Inc.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE 1

                 The name of the corporation is Chart Asia, Inc."

          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on March 22, 2000


                                        /s/ John T. Romain
                                        ----------------------------------------
                                        John T. Romain, Assistant Secretary

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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CHART ASIA, INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of Chart Asia, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is Chart Asia, Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of Chart Asia, Inc. is hereby amended, effective September 15, 2003, so that Article 4 shall henceforth read, in its entirety, as follows:

               "A. Authorized Capital. The total number of shares of capital stock which this corporation shall have authority to issue is 3,000 shares, par value $.01 per share, all of which shares are designated as Common Stock.

               B. Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article 4, pursuant to
          Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

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          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of
Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

Effective Date: September 15, 2003